Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT

SECOND AMENDMENT, dated as of August 17, 2015 (this “Amendment”), to the Credit Agreement (as defined below), is entered into among THE SERVICEMASTER COMPANY, LLC, a Delaware limited liability company (the “Borrower”), each of the other Loan Parties (as defined below), the Tranche B-1 Term Lenders (as defined below) party hereto and the Administrative Agent (as defined below).

W I T N E S S E T H:

WHEREAS, the Borrower has entered into that certain Credit Agreement, dated as of July 1, 2014 (as amended by the First Amendment, dated as of April 1, 2015 and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Foreign Subsidiary Borrowers party thereto from time to time, JPMorgan Chase Bank N.A., as administrative agent (in such capacity, the “Administrative Agent”), collateral agent (in such capacity, the “Collateral Agent”) and Issuing Bank, the several banks and other financial institutions from time to time party thereto (the “Lenders”);

WHEREAS, pursuant to and in accordance with subsection 2.9 of the Credit Agreement, the Borrower has requested that Incremental Term Loan Commitments in an aggregate principal amount of $400.0 million be made available to the Borrower, and the Tranche B-1 Term Lenders and the Administrative Agent have agreed, upon the terms and subject to the conditions set forth herein, (a) that the Tranche B-1 Term Lenders will make Incremental Loans in the form of the Tranche B-1 Term Loans (as defined in subsection 2(b)(i) hereof), (b) that the proceeds of the Tranche B-1 Term Loans will be used (i) to finance, in part, the redemption of $487.5 million in aggregate principal amount of the Borrower’s 7.00% senior notes due 2020 (the “Redemption”) and (ii) to pay certain transaction fees and expenses related to the Redemption and the entry into this Amendment and the borrowings of the Tranche B-1 Term Loans hereunder and (c) to amend the Credit Agreement as provided herein without the consent or approval of any other Lender, as permitted by subsections 2.9(d) and 10.1(d) thereof.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.1  Defined Terms.Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement

Section 1.2  Amendments to the Credit Agreement.

(a)  The Tranche B-1 Term Loans shall be deemed to be “Incremental Loans”, the Tranche B-1 Term Lenders that are not existing Lenders shall be deemed to be “Additional Incremental Lenders”, the Tranche B-1 Term Loan Commitments shall be deemed to be “Incremental Term Loan Commitments” and this Amendment shall be deemed to be an “Incremental Commitment Amendment” and a “Loan Document”, in each case, for all purposes of the Credit Agreement and the other Loan Documents.  The Borrower and the Administrative Agent hereby consent, pursuant to subsections 10.6(b)(i) and 2.9(b) of the Credit Agreement, to the inclusion as an “Additional Incremental Lender” of each Tranche

B-1 Term Lender that is party to this Amendment that is not an existing Lender, an Affiliate of an existing Lender or an Approved Fund.

(b)  Subsection 1.1 of the Credit Agreement is hereby amended as follows:

(i)  by adding the following new definitions, to appear in proper alphabetical order:

“Second Amendment”:  the Second Amendment, dated as of August 17, 2015, by and among the Borrower, the other Loan Parties party thereto, the Tranche B-1 Term Lenders and the Administrative Agent.

“Second Amendment Effective Date”:  August 17, 2015.

“Tranche B-1 Term Lender”:  any Lender having a Tranche B-1 Term Loan Commitment and/or a Tranche B-1 Term Loan outstanding hereunder.

“Tranche B-1 Term Loan”:  as defined in subsection 2.1(d), collectively, the “Tranche B-1 Term Loans”.

“Tranche B-1 Term Loan Commitment”:  the commitment of a Lender to make or otherwise fund a Tranche B-1 Term Loan pursuant to subsection 2.1(d)(i) in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Lender’s name on Schedule A under the heading “Tranche B-1 Term Loan Commitment”; collectively, as to all the Lenders, the “Tranche B-1 Term Loan Commitments.”  The aggregate amount of the Tranche B-1 Term Loan Commitments as of the Second Amendment Effective Date is $400,000,000.

(ii)  by amending and restating the definition of “Extension of Credit” as follows:

“Extension of Credit”:  as to any Lender, the making of an Original Initial Term Loan (excluding any Supplemental Term Loans being made under the Original Initial Term Loan Tranche), a Tranche B Term Loan (excluding any Supplemental Term Loans being made under the Tranche B Term Loan Tranche), a Tranche B-1 Term Loan (excluding any Supplemental Term Loans being made under the Tranche B-1 Term Loan Tranche), a Revolving Loan, a Swing Line Loan or an Incremental Revolving Loan (other than the initial extension of credit thereunder) or, with respect to an Issuing Bank, the issuance of a Letter of Credit.

(iii)  by amending and restating the definition of “Facility” as follows:

“Facility”:  each of (a) the Original Initial Term Loan Commitments and the Extensions of Credit made thereunder, (b) the Tranche B Term Loan Commitments and the Extensions of Credit made thereunder, (c) the Tranche B-1 Term Loan Commitments and the Extensions of Credit made thereunder, (d) the Initial Revolving Commitments and the Extensions of Credit made thereunder, (e) Incremental Term Loans of the same Tranche, (f) Incremental Revolving Commitments of the same Tranche and Extensions of Credit made thereunder, (g) any Extended Term Loans of the same Extension Series, (h) any Extended Revolving

Commitments of the same Extension Series and Extensions of Credit made thereunder, (i) any Specified Refinancing Term Loans of the same Tranche and (j) any Specified Refinancing Revolving Commitments of the same Tranche and Extensions of Credit made thereunder, and collectively the “Facilities.”

(iv)  by amending and restating the definition of “Initial Term Loan” as follows:

“Initial Term Loan”:  each Original Initial Term Loan, Tranche B Term Loan or Tranche B-1 Term Loan, as the context shall require; collectively, the “Initial Term Loans”.

(v)  by amending and restating the definition of “Initial Term Loan Commitment” as follows:

“Initial Term Loan Commitment”:  as to any Lender, such Lender’s Original Initial Term Loan Commitment, Tranche B Term Loan Commitment or Tranche B-1 Term Loan Commitment, as the context shall require; collectively, the “Initial Term Loan Commitments”.

(vi)  by amending and restating the definition of Tranche as follows:

Tranche”:  (i) with respect to Term Loans or commitments, refers to whether such Term Loans or commitments are (1) Original Initial Term Loans, Original Initial Term Loan Commitments, Tranche B Term Loans, Tranche B Term Loan Commitments, Tranche B-1 Term Loans or Tranche B-1 Term Loan Commitments, (2) Incremental Loans or Incremental Term Loan Commitments with the same terms and conditions made on the same day and any Supplemental Term Loans added to such Tranche pursuant to subsection 2.9 (excluding the Tranche B Term Loans, Tranche B Term Loan Commitments, Tranche B-1 Term Loans and Tranche B-1 Term Loan Commitments), (3) Extended Term Loans (of the same Extension Series) or (4) Specified Refinancing Term Loan Facilities with the same terms and conditions made on the same day and any Supplemental Term Loans added to such Tranche pursuant to subsection 2.9 and (ii) with respect to Revolving Loans or commitments, refers to whether such Revolving Loans or commitments are (1) Initial Revolving Commitments or Initial Revolving Loans, (2) Incremental Revolving Commitments or Incremental Revolving Loans with the same terms and conditions made on the same day and any Supplemental Revolving Commitments and Loans in respect thereof added to such Tranche pursuant to subsection 2.9, (3) Extended Revolving Loans or Extended Revolving Commitments (of the same Extension Series) or (4) Specified Refinancing Revolving Facilities with the same terms and conditions made on the same day any Supplemental Revolving Commitments and Loans in respect thereof added to such Tranche pursuant to subsection 2.9.

(c)  Subsection 2.1 is amended by inserting the following as new clause (d) thereof:

“(d)                           Tranche B-1 Term Loans.

(i)                                     Subject to the terms and conditions hereof, each Lender holding a Tranche B-1 Term Loan Commitment severally agrees to make, in Dollars, in a single draw on the Second Amendment Effective Date, one or more term loans (each, a “Tranche B-1 Term Loan”) to the Borrower in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name in Schedule A under the heading “Tranche B-1 Term Loan Commitment”, as such amount may be adjusted or reduced pursuant to the terms hereof.

(ii)                                  The Tranche B-1 Term Loans, except as hereinafter provided, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, ABR Loans or Eurocurrency Loans.

(iii)                               The Tranche B-1 Term Loans shall be made by each such Lender in an aggregate principal amount which does not exceed the Tranche B-1 Term Loan Commitment of such Lender.

Once repaid, the Tranche B-1 Term Loans incurred hereunder may not be reborrowed.  On the Second Amendment Effective Date (after giving effect to the incurrence of Tranche B-1 Term Loans on such date), the Tranche B-1 Term Loan Commitment of each Lender shall terminate.”

(d)  Subsection 2.2 of the Credit Agreement is hereby amended as follows:

(i)  by amending and restating clause (a) thereof as follows:

“The Borrower agrees that, upon the request to the Administrative Agent by any Lender made on or prior to the Closing Date (in the case of requests relating to Loans other than the Tranche B Term Loans and the Tranche B-1 Term Loans), the First Amendment Effective Date (in the case of requests relating to the Tranche B Term Loans) or the Second Amendment Effective Date (in the case of requests related to the Tranche B-1 Term Loans) or in connection with any assignment pursuant to subsection 10.6(b), in order to evidence such Lender’s Loan, the Borrower will execute and deliver to such Lender a promissory note substantially in the form of Exhibit A-1, A-2 or A-3, as applicable (each, as amended, supplemented, replaced or otherwise modified from time to time, a “Note”), with appropriate insertions therein as to payee, date and principal amount, payable to such Lender and in a principal amount equal to the unpaid principal amount of the applicable Loans made (or acquired by assignment pursuant to subsection 10.6(b)) by such Lender to the Borrower.  Each Note issued prior to the First Amendment Effective Date shall be dated the Closing Date.  Each Note issued on or after the First Amendment Effective Date, but prior to the Second Amendment Effective Date, shall be dated the First Amendment Effective Date.  Each Note issued on or after the Second Amendment Effective Date shall be dated the Second Amendment Effective Date.  Each Note shall be payable as provided in subsection 2.2(b) (in the case of Initial Term Loans) or be stated to mature on the applicable Maturity Date (in the case of Revolving Loans) and provide for the payment of interest in accordance with subsection 3.1”

(ii)  by amending and restating clause (b) thereof as follows:

“(b)                           The aggregate Initial Term Loans of all Lenders shall be payable in consecutive quarterly installments beginning December 31, 2014, up to and including the Initial Term Loan Maturity Date (subject to reduction as provided in subsection 3.4), on the dates and in the principal amounts, subject to adjustment as set forth below, equal to the respective amounts set forth below (together with all accrued interest thereon) opposite the applicable installment dates (or, if less, the aggregate amount of such Term Loans then outstanding):

Date	Amount

Each March 31, June 30, September 30 and December 31 ending prior to the First Amendment Effective Date	0.25% of the aggregate initial principal amount of the Original Initial Term Loans on the Closing Date

Each March 31, June 30, September 30 and December 31 ending on or after the First Amendment Effective Date and prior to the Second Amendment Effective Date	$5,002,198.49

Each March 31, June 30, September 30 and December 31 ending on or after the Second Amendment Effective Date and prior to the Initial Term Loan Maturity Date	$6,009,755.17

Initial Term Loan Maturity Date	All unpaid aggregate principal amounts of any outstanding Initial Term Loans”

(e)  Subsection 2.3 of the Credit Agreement is hereby amended by inserting the following as new clause (d):

“The Borrower shall give the Administrative Agent notice specifying the amount of the Tranche B-1 Term Loans to be borrowed and the proposed Borrowing Date (which notice must have been received by the Administrative Agent prior to 9:30 A.M., New York City time (or such later time as may be agreed by the Administrative Agent in its reasonable discretion), and shall be irrevocable after funding) on the Second Amendment Effective Date.  Upon receipt of such notice the Administrative Agent shall promptly notify each applicable Lender thereof.  Each Lender having a Tranche B-1 Term Loan Commitment will make the amount of its pro rata share of the Tranche B-1 Term Loan Commitments available, in each case for the account of the Borrower at the office of the Administrative Agent specified in subsection 10.2 prior to 12:00 P.M., New York City time (or, if the time period for the Borrower’s delivery of notice was extended, such later time as agreed to by the Borrower and the Administrative Agent in its reasonable discretion, but in no event less than one hour following notice) on the Second Amendment Effective Date in funds immediately available to the Administrative Agent.  The Administrative Agent shall on such date credit the account of the Borrower on the books of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.”

(f)  Interest Period.  The initial Interest period for the Tranche B-1 Term Loans shall be a period commencing on the Second Amendment Effective Date and ending on August 31, 2015.

(g)  Other Terms. For the avoidance of doubt, the Tranche B-1 Term Loans, the Tranche B Term Loans and the Original Initial Term Loans shall be deemed “Initial Term Loans” for all purposes of the Credit Agreement, and any mandatory and voluntary repayments of Initial Term Loans under the Credit Agreement shall be made ratably between the Tranche B-1 Term Loans, the Tranche B Term Loans and the Original Initial Term Loans based on the outstanding principal amounts thereof on the date of such prepayment.

(h)  Schedule A of the Credit Agreement is hereby amended by supplementing such schedule with the information specified in Schedule 1 to this Amendment.

Section 1.3  Representations and Warranties, No Default.  In order to induce the Lenders party hereto to enter into this Amendment, each Loan Party represents and warrants to each of the Lenders that as of the Effective Date:

(a)  the execution, delivery and performance by such Loan Party of this Amendment are within such Loan Party’s corporate or other organizational powers, have been duly authorized by all necessary corporate or other organizational action, and will not (i) violate any Requirement of Law or Contractual Obligation of such Loan Party in any respect that would reasonably be expected to have a Material Adverse Effect or (ii) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) on any of such Loan Party’s properties or revenues pursuant to any such Requirement of Law or Contractual Obligation;

(b)  this Amendment constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); and

(c)  after giving effect to the amendments set forth in this Amendment and the incurrence of the Tranche B-1 Term Loans, (i) no Default or Event of Default exists and is continuing and (ii) all representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date.

Section 1.4  Effectiveness.  This Amendment shall become effective on the date (such date, if any, the “Effective Date”) that the following conditions have been satisfied:

(a)  the Administrative Agent shall have received a counterpart of this Amendment executed by each of the Loan Parties and each of the Tranche B-1 Term Lenders;

(b)  notice for the Redemption shall have been delivered to the trustee for the Borrower’s 7.00% senior notes due 2020, and the Borrower shall have notified or shall substantially contemporaneously notify such trustee that the transactions identified in such notice as conditions precedent to the Redemption have been consummated;

(c)  the Administrative Agent shall have received the following executed legal opinions, each addressed to the Administrative Agent, Collateral Agent and each Tranche B-1 Term Lender, dated the Effective Date, in form and substance reasonably satisfactory to the Administrative Agent:

(i)                                     executed legal opinion of Debevoise & Plimpton LLP, counsel to the Borrowers and the other Loan Parties (as to enforceability of the Credit Agreement (as amended by this Amendment) and this Amendment); and

(ii)                                  executed legal opinions of Richards, Layton & Finger, P.A., special Delaware counsel to the Borrower and certain of the Loan Parties;

(d)  the Borrower shall have paid the Arrangement Fee as defined in and payable pursuant to the Engagement Letter, dated as of August 5, 2015;

(e)  the Administrative Agent, for the ratable benefit of each Tranche B-1 Term Lender as of the Effective Date, shall have received an initial yield payment equal to 0.50% of the aggregate principal amount of the Tranche B-1 Term Loans held by such Lender as of the Effective Date, with such payment to be earned by, and payable to, each such Lender on the Effective Date (which may be offset against the proceeds of the Tranche B-1 Term Loans or may be structured as OID);

(f)  the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower required pursuant to subsection 2.9(a) and the definition of “Maximum Incremental Facilities Amount” in the Credit Agreement;

(g)  the Administrative Agent shall have received a certificate from the Borrower, dated the Effective Date, substantially in the form of Exhibit I to the Credit Agreement, with appropriate insertions and attachments of resolutions or other actions, evidence or incumbency and the signature of authorized signatories and Organizational Documents, executed by a Responsible Officer and the Secretary or any Assistant Secretary or other authorized representative;

(h)  the Administrative Agent shall have received a notice of such borrowing as required by subsection 2.3(d) of the Credit Agreement (as amended by this Amendment);

(i)  the Administrative Agent shall have received at least three Business Days prior to the Effective Date all documentation and other information about the Loan Parties required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act that has been requested in writing at least ten Business Days prior to the Effective Date.

The making of the Tranche B-1 Term Loans by the Tranche B-1 Term Lenders hereunder shall conclusively be deemed to constitute an acknowledgement by the Administrative Agent and each Tranche B-1 Term Lender that has made its respective Tranche B-1 Term Loan that each of the conditions precedent set forth in Section 1.4 of this Amendment and the Credit Agreement shall have been satisfied in accordance with its respective terms or shall have been irrevocably waived by such Person.

Section 1.5  Expenses.  The Borrower shall pay all reasonable out-of-pocket expenses of the Administrative Agent incurred in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any (including the reasonable fees, disbursements and other charges of Cahill Gordon &Reindel LLP, counsel for the Administrative Agent).

Section 1.6  Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 1.7  Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 1.8  Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 1.9  Effect of Amendment.  Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agent or the Loan Parties under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document.  Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect and nothing herein can or may be construed as a novation thereof.  Each Loan Party reaffirms its obligations under the Loan Documents to which it is party and the validity, enforceability and perfection of the Liens granted by it pursuant to the Security Documents.  This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and from and after the Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment.  Each of the Loan Parties hereby consents to this Amendment and confirms that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Credit Agreement, as amended hereby.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

THE SERVICEMASTER COMPANY, LLC

By:	/s/ James E. Shields
	Name:	James E. Shields
	Title:	Vice President and Treasurer

CDRSVM HOLDING, LLC

By:	/s/ James E. Shields
	Name:	James E. Shields
	Title:	Vice President and Assistant Treasurer

MERRY MAIDS LIMITED PARTNERSHIP

By:	/s/ James E. Shields
	Name:	James E. Shields
	Title:	Authorized Signatory

MERRY MAIDS LIMITED PARTNERSHIP

By:	/s/ James E. Shields
	Name:	James E. Shields
	Title:	Authorized Signatory

MM MAIDS L.L.C.

By:	/s/ James E. Shields
	Name:	James E. Shields
	Title:	Vice President and Treasurer

SERVICEMASTER CONSUMER SERVICES
LIMITED PARTNERSHIP

By:	/s/ James E. Shields
	Name:	James E. Shields
	Title:	Authorized Signatory

SMCS HOLDCO, INC.

By:	/s/ James E. Shields
	Name:	James E. Shields
	Title:	Vice President and Treasurer

SMCS HOLDCO II, INC.

By:	/s/ James E. Shields
	Name:	James E. Shields
	Title:	Vice President and Treasurer

SERVICEMASTER MANAGEMENT
CORPORATION

By:	/s/ James E. Shields
	Name:	James E. Shields
	Title:	Vice President and Treasurer

SERVICEMASTER RESIDENTIAL/COMMERCIAL SERVICES LIMITED PARTNERSHIP

By:	/s/ James E. Shields
	Name:	James E. Shields
	Title:	Authorized Signatory

SM CLEAN L.L.C.

By:	/s/ James E. Shields
	Name:	James E. Shields
	Title:	Vice President and Treasurer

TERMINIX INTERNATIONAL, INC.

By:	/s/ James E. Shields
	Name:	James E. Shields
	Title:	Vice President and Treasurer

THE TERMINIX INTERNATIONAL COMPANY
LIMITED PARTNERSHIP

By:	/s/ James E. Shields
	Name:	James E. Shields
	Title:	Authorized Signatory

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Collateral Agent and Issuing Bank

By:	/s/ Sarah Freedman
Name: Sarah Freedman
Title: Executive Director

JPMORGAN CHASE BANK, N.A., as Lender

By:	/s/ Sarah Freedman
Name: Sarah Freedman
Title: Executive Director

Schedule 1

Tranche B-1 Term Loan Commitments

Tranche B-1 Term Lender	Tranche B-1 Term Loan Commitment
JPMorgan Chase Bank N.A.	$400,000,000